As filed with the Securities and Exchange Commission on February 11, 2022
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________
FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

198 Davenport Road Toronto, Ontario M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

Flora Growth Corp. Stock Option Plan
(Full title of the plan)
______________________________
CT Corporation System
28 Liberty Street
New York, New York 10005
 (Name and address of agent for service)
+1 (302) 777-0200
(Telephone number, including area code, of agent for service)
______________________________
With copies to:
Rebecca G. DiStefano
Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, FL 33301
Tel: +1 (954) 768-8221
Fax: +1 (561) 338-7099
______________________________
Michael Rennie
Wildeboer Dellelce LLP
365 Bay Street, Suite 800
Toronto, Ontario M5H 2V1
Tel: +1 (416) 361-4781
Fax: +1 (416) 361-1790
______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional total of 2,183,884 common shares, no par value per share (the “Common Shares”) of Flora Growth Corp., consisting of the additional amount of Common Shares issuable upon exercise of options outstanding as of the date of this Registration Statement under the Flora Growth Corp. Stock Option Plan (the “Option Plan”) as of the date of this Registration Statement for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

On August 31, 2021, the Registrant filed the Registration Statement on Form S-8 (File No. 333-259198) with the Securities and Exchange Commission (the “Commission”) to register a total of 4,202,214 Common Shares issuable upon exercise of options outstanding under the Option Plan as of August 31, 2021 (the “Prior Registration Statement”). Upon the effectiveness of this Registration Statement, an aggregate of an additional 2,183,884 Common Shares shall be registered for issuance from time to time under the Option Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

Incorporation of Documents by Reference.
The following documents, which have been filed with the Commission by Flora Growth Corp., an Ontario, Canada corporation (the “Company” or “Flora”), are incorporated by reference herein:
(a)
The Company’s Registration Statement on Form F-1 (Commission File No. 333-261123), originally filed with the Commission on November 16, 2021, and the Prospectus related thereto, dated November 18, 2021, filed with the Commission on November 22, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Commission File No. 333-26123), which contains audited financial statements for the Company’s fiscal year ended December 31, 2020 and for the period from March 13, 2019 (inception) to December 31, 2019 (excluding certain of the financial statements of the Company and its subsidiaries included therein, which are comprised of (i) the financial statements of Breeze Laboratory S.A.S. for the year ended December 31, 2019 (audited) compared to the year ended December 31, 2018 (unaudited), and the accompanying report of independent auditors issued with respect thereto dated December 15, 2020, (ii) the audited financial statements of Grupo Farmaceutico Cronomed S.A.S. for the years ended December 31, 2019 and December 31, 2018, and the accompanying report of independent auditors issued with respect thereto dated December 16, 2020, (iii) the financial statements of Kasa Wholefoods Company S.A.S. for the year ended December 31, 2019 (audited) compared to the year ended December 31, 2018 (unaudited), and the accompanying report of independent auditors issued with respect thereto dated December 16, 2020, (iv) the unaudited pro forma condensed consolidated financial statements of the Company as of December 31, 2020, and (v) the related notes to the foregoing excluded financial statements).

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Prospectus referred to in (a) above.

(c)
The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 10, 2021 (Commission File No. 001-40397), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (not including any information that is not deemed “filed” with the Commission, which is not incorporated by reference herein).
Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibits.
Exhibit Number	Exhibit

4.1	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.2	Bylaws of Flora Growth Corp. (incorporated by reference to Exhibit 2.2 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.3
Articles of Amendment of Flora Growth Corp. effective April 30, 2021 (incorporated by reference to Exhibit 3.3 to Flora’s Amendment No. 5 to Registration Statement on Form F-1/A, filed with the Commission on May 5, 2021).

4.4	Form of Regulation A, Tier 2 Common Share Purchase Warrant (incorporated by reference to Exhibit 3.1 to Flora’s Current Report on Form 1-U, filed with the Commission on January 23, 2020).

4.5
Form of Founder Warrant to Purchase Common Shares (incorporated by reference to Exhibit 4.2 to Flora’s Amendment No. 5 to Registration Statement on Form F-1/A, filed with the Commission on May 5, 2021).

4.6	Form of Regulation A, Tier 2 Subscription Agreement (incorporated by reference to Exhibit 4.1 to Flora’s Offering Statement on Form 1-A/A, filed with the Commission on November 22, 2019).

4.7	Regulation A, Tier 2 Warrant Indenture (incorporated by reference to Exhibit 3.2 to Flora’s Current Report on Form 1-U, filed with the Commission on January 23, 2020).

4.8
Boustead Securities, LLC Form of Underwriter Warrant (incorporated by reference to Exhibit 4.6 to Flora’s Amendment No. 3 to Registration Statement on Form F-1/A, filed with the Commission on March 22, 2021).

4.9
Shareholders’ Agreement dated October 2, 2019 among Flora Growth Corp., Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa (incorporated by reference to Exhibit 6.15 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.10	Flora Growth Corp. Stock Option Plan (incorporated by reference to Exhibit 6.16 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.11	Form of Stock Option Agreement (incorporated by reference to Exhibit 6.17 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.12	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 to Flora’s F-1 Registration Statement filed with the Commission November 16, 2021).

4.13	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.6 to Flora’s F-1 Registration Statement filed with the Commission November 16, 2021).

5.1*	Opinion of Wildeboer Dellelce LLP regarding the legality of the Common Shares being registered.

23.1*	Consent of Davidson & Company LLP, independent registered public accounting firm.

23.2*	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fees

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on February 11, 2022.
FLORA GROWTH CORP.

By:	/s/Luis Merchan
Name: Luis Merchan
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis Merchan and Lee Leiderman as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Luis Merchan	Chief Executive Officer, President and Director	February 11, 2022
Luis Merchan	(Principal Executive Officer)

/s/ Lee Leiderman	Chief Financial Officer	February 11, 2022
Lee Leiderman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Bernard Wilson	Chairman	February 11, 2022
Dr. Bernard Wilson

/s/ Dr. Beverley Richardson	Director	February 11, 2022
Dr. Beverley Richardson

/s/ Juan Carlos Gomez Roa	Director	February 11, 2022
Juan Carlos Gomez Roa

/s/ Annabelle Manalo-Morgan	Director	February 11, 2022
Annabelle Manalo-Morgan, PhD

/s/ Marc Mastronardi	Director	February 11, 2022
Marc Mastronardi

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Flora Growth Corp., has signed this registration statement on February 11, 2022.

By:	/s/ Luis Merchan
Name:	Luis Merchan
Title:	Chief Executive Officer

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